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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 20, 1998, except as to Note 9(a), as to which the date is July 30, 1998, and Note 9(b), as to which the date is February 5, 1999, with respect to the financial statements of PowerCenter Systems, Inc. (not presented herein) in this Amendment No. 1 to the Registration Statement (Form S-3, No. 333-92251) and related Prospectus of Eclipsys Corporation for the registration of 7,577,285 shares of its common stock.

                                                 /s/ ERNST & YOUNG LLP

Melville, New York
December 21, 1999